Exhibit 23.1
MAGGART & ASSOCIATES, P.C.
Certified Public Accountants
150 FOURTH AVENUE, NORTH
SUITE 2150
NASHVILLE, TENNESSEE 37219-2417
Telephone (615) 252-6100
Facsimile (615) 252-6105
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Commerce Bancorp, Inc. pertaining to the First Commerce Bank 2002 Stock Option Plan of our report dated February 3, 2006, with respect to the consolidated financial statements of First Commerce Bank and subsidiary included in the Current Report on Form 8-K of First Commerce Bancorp, Inc. dated October 10, 2006.

/s/ Maggart & Associates, P.C.
MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee
October 19, 2006